Exhibit 23.2


Independent Auditors Consent



We consent to the incorporation by reference in this Amendment No. 3 to the Registration Statement No. 333-70403 of Radyne ComStream Inc. (formerly Radyne Corp.) on Form S-2 of our report dated February 4, 1998, appearing in the Annual Report on Form 10-K/A of Radyne ComStream Inc. (formerly Radyne Corp.) for the year ended December 31, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Phoenix, Arizona



September 10, 1999